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                                                                    EXHIBIT 4.14




                             ASSIGNMENT OF INSURANCE




TO:               STRIKER PAPER CANADA, INC.

RE: Credit Union Central of Ontario Limited ("CUCO") and So-Use Credit Union Limited ("SUCU") (collectively, the "LENDER") loan to Striker Paper Canada, Inc. (the "BORROWER") - 100 Ormond Street South, Thorold, Ontario (the "PROPERTY")

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                  WHEREAS the Borrower as of the date of this assignment is
indebted to the Lender in the total amount of Eight Hundred Thousand Dollars ($800,000.00) (the "LOAN") which is secured by a Charge/Mortgage of Land (the "MORTGAGE"), which is registered against the Property.

                  AND WHEREAS the Borrower has agreed to assign to the Lender as additional security for the amounts it borrowed from the Lender on account of the Loan, all present and future policy or polices of insurance now or hereafter insuring the building, improvements, fixtures and other property situate in, on or under or arising out of or from its interest in the Property including, without limitation, policies of insurance for property damage, loss of rental income and business interruptions, professional liability, general liability, fire and extended peril and boiler and machinery (hereinafter collectively called the "POLICIES").

                  NOW THEREFORE in consideration of the Lender making the initial advance under the Loan and the sum of $2.00 paid by the Lender to the undersigned (the receipt and sufficiency of which are acknowledged by the undersigned), the undersigned acknowledges and agrees as follows:

1. the Borrower assigns, transfers and sets over the Policies to the Lender and grants a security interest in the Policies to the Lender together with all right, title and interest in and to the Policies and also together with all proceeds and other amounts payable in respect of the Policies or at any time derived by the Policies or any part or parts thereof (such Policies and all right, title and interest thereto and all proceeds and other amounts in respect thereof or derived therefrom being hereinafter collectively the "COLLATERAL");

2. the Collateral shall be held by the Lender as a general and continuing security for the payment of the Loan including, without limitation, all present or future, direct or indirect, absolute or contingent, matured or unmatured obligations or other indebtedness or liabilities of the Borrower to the Lender;

3. the issuers from time to time of the Policies are irrevocably authorized and directed to pay to the Lender or as the Lender may in writing direct, all proceeds and other amounts payable under or pursuant to the Policies. Any such proceeds received by the Lender may be appropriated by the Lender from time to time on account of such part or parts of the indebtedness and liabilities owing by the Borrower to the Lender as the Lender may determine to be most advantageous to it. The Lender is expressly authorized to collect, demand, sue for, enforce, recover and receive the proceeds of the Policies and to give valid and binding receipts and discharges therefor, as if the Lender were the absolute owner thereof and without regard to the state of accounts between the Borrower and the Lender;



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4.       the Lender may collect, demand, sue for, enforce, recover, receive, realize, sell or otherwise deal with the Collateral or any part thereof in such manner and upon such terms and conditions and at such time or times, whether before or after default, as may seem to it advisable and without notice to the Borrower;

5. any proceeds or other amounts collected or received by the Borrower in respect of the Collateral shall be received as trustee for the Lender and shall forthwith be paid to the Lender;

6. the Lender shall not be bound or accountable for any failure to collect, demand, sue for, enforce, recover, receive, realize, sell or obtain payment of the Collateral or any part thereof and the Lender shall not be bound to institute proceedings for any such purpose or for the purpose of preserving any rights of the Lender, the Borrower or any other person in respect thereof and the Lender shall not be responsible for any loss or damage which may occur in consequence of the negligence of any officer, agent or solicitor employed in the collection or realization thereof;

7. the Lender may charge on its own behalf and also pay to others reasonable sums for expenses incurred and for services rendered (expressly including legal advice and services) in connection with its doing anything authorized by this assignment or by law including, without limitation, collecting, realizing or obtaining payment of the Collateral or any part thereof and the Lender may add the amount of such expenses to the indebtedness owing by the Borrower to the Lender;

8. the Borrower shall from time to time forthwith on the Lender's request do, make and execute all such assignments, documents, acts, matters and things as may be required by the Lender of or with respect to the Collateral or any part thereof or as may be required to give effect to these presents, and the Borrower irrevocably constitutes and appoints the Lender the true and lawful attorney of the Borrower with full power of substitution to do, make and execute all such assignments, documents, acts, matters and things with the right to use the name of the Borrower whenever and wherever it may deem necessary or expedient;

9. this assignment shall be a continuing agreement in every respect and shall be binding upon the heirs, executors, administrators, successors and assigns of the Borrower. No remedy for the enforcement of the rights of the Lender hereunder shall be exclusive of or dependent on any other remedy, but any one or more of the such remedies may from time to time be exercised independently or in combination. The Borrower and Lender have not agreed to postpone the time for attachment of the security interest created or provided for by this assignment. If more than one person executes this assignment, their obligations hereunder shall be joint and several;

10. the Borrower shall pay all premiums and renewal premiums and other charges necessary to keep each of the Policies in full force and effect and the Borrower shall provide evidence of such payment and of all renewals to the Lender at least twenty-one (21) days prior to the expiry of the respective Policies. However, the Lender may at any time and from time to time pay any such premiums or other charges necessary to keep any one or more the Policies in full force and effect and the Lender may charge reasonable amounts for services rendered in so keeping the Policies in force and may add the amounts so paid or any of the charges so made to the indebtedness owing by the Borrower to the Lender. The Borrower shall indemnify and save the Lender harmless from and against any amounts so paid by the Lender or any charges imposed by the Lender under this assignment. Notwithstanding the foregoing, the Lender shall not be obligated to utilize its owns funds or to otherwise pay for any renewal of any one or more of the Policies or to pay any premiums or other charges that may be owing in respect of any of the Policies even if the failure to pay same may jeopardize the existence of any one or more of the Policies; and



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11.      this assignment shall extend to and bind and enure to the benefit of the parties hereto and their respective successors and assigns.


IN WITNESS WHEREOF, the Assignor has executed this assignment as of the _____ day of ___________________, 1998.




                                STRIKER PAPER CANADA, INC.

                                Per:                                        c/s
                                    ----------------------------------------
                                Name:
                                Title:

                                Per:
                                    ----------------------------------------
                                Name:
                                Title:

                                I/We have the authority to bind the Corporation.




May 19, 1998